Franklin Auto Trust 2000-1
Monthly Servicing Report


Collection Period:                                November 2000
Distribution Date:                                Dec 15, 2000
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,349        63,679,578.31      9.50%          63.66          59.73              3.93
ii.  Non-Prime Loans       3,571        55,247,782.00     14.74%          65.27          61.65              3.62
iii. Sub-Prime Loans         341         4,075,522.40     20.06%          60.28          56.38              3.90
iv.  Total Loans           8,261       123,002,882.71     12.20%          64.27          60.48              3.79

B.   Bonds Issued

                          Original

                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes       76,000,000.00       7.02%       8/15/03    35242RAE4
ii.  Class A-2 Notes       47,002,000.00       7.25%      10/15/07    35242RAF1


C.   Spread Account

i.   Initial Cash Deposit                      1,845,043.24
ii.  Spread Account Floor Amount               2,460,057.65
iii. Specified Spread Account Amount           5.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       4,920,115.31


Section II.  Deal Status as of Previous
                Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           3,816       49,174,202.53       9.49%          64.18          52.20              11.97
ii.  Non-Prime Loans       3,092       43,554,834.29      14.69%          65.64          54.23              11.41
iii. Sub-Prime Loans         284        3,145,949.22      19.85%          60.99          49.40              11.59
iv.  Total Loans           7,192       95,874,986.04      12.19%          64.74          53.03              11.70

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount

                                               ---------------------------------

i.   Class A-1 Notes                           48,872,986.04            0.00
ii.  Class A-2 Notes                           47,002,000.00            0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,460,057.65
ii.  Payment Provider Commitment                2,813,066.58

C.   Spread Account

i.   Spread Account Cash Balance                0.00
ii.  Surety Fee Shortfall                       0.00
iii. Unreimbursed Surety Draws                  0.00
iv.  Unreimbursed Insurer Optional Deposit      0.00
v.   Additional Servicing Fee Shortfall         0.00

Section II.  Deal Status as of Previous
                Distribution Date

E.   Delinquencies in Period

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans             72,318.03        10,147.05        18,561.43    26,137.33        21,563.83       56,194.63
ii.  Non-Prime Loans        695,313.17       257,465.02       129,628.13    28,713.71       290,922.13      197,488.85
iii. Sub-Prime Loans         90,597.54             0.00        21,115.09         0.00             0.00        7,387.85
iv.  Total Loans            858,228.74       267,612.07       169,304.65    54,851.04       312,485.96      261,071.33


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   5                1                2               1            2               4
ii.  Non-Prime Loans              47               17                8               2           19              14
iii. Sub-Prime Loans              10                0                1               0            0               1
iv.  Total Loans                  62               18               11               3           21              19


                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
  % of Previous Balance

i.   Prime Loans                0.15%            0.02%             0.04%          0.05%          0.04%          0.11%
ii.  Non-Prime Loans            1.60%            0.59%             0.30%          0.07%          0.67%          0.45%
iii. Sub-Prime Loans            2.88%            0.00%             0.67%          0.00%          0.00%          0.23%
iv.  Total Loans                0.90%            0.28%             0.18%          0.06%          0.33%          0.27%


                                30-59            60-89            90-119           120+           Repo       Charge Offs
                                 Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Previous Number

i.   Prime Loans                0.13%            0.03%             0.05%          0.03%          0.05%          0.10%
ii.  Non-Prime Loans            1.52%            0.55%             0.26%          0.06%          0.61%          0.45%
iii. Sub-Prime Loans            3.52%            0.00%             0.35%          0.00%          0.00%          0.35%
iv.  Total Loans                0.86%            0.25%             0.15%          0.04%          0.29%          0.26%

Section III.  Collection Period Activity and
                 Current Status

A.   Portfolio                                                             Principle Weighted Average
                          Number of            Principal     Coupon    Original Term    Remaining Term    Seasoning
                          Contracts             Balance       (WAC)        (Months)        (Months)       (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans            3,757            47,660,779.38     9.49%         64.25          51.33           12.93
ii.  Non-Prime Loans        3,037            42,249,203.92    14.68%         65.71          53.39           12.31
iii. Sub-Prime Loans          279             3,032,703.79    19.87%         60.99          48.51           12.48
iv.  Total Loans            7,073            92,942,687.09    12.19%         64.81          52.17           12.63

B.   Delinquencies in Period

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            147,891.20        36,801.61             0.00       33,281.98     81,446.13       36,969.76
ii.  Non-Prime Loans        390,713.03       348,634.29       142,574.57       95,188.90    344,248.31      162,360.25
iii. Sub-Prime Loans        137,142.21        18,879.31        21,115.09            0.00     20,721.75            0.00
iv.  Total Loans            675,746.44       404,315.21       163,689.66      128,470.88    446,416.19      199,330.01

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   9                2                0               2              5             3
ii.  Non-Prime Loans              28               23                9               6             23            13
iii. Sub-Prime Loans              13                2                1               0              2             0
iv.  Total Loans                  50               27               10               8             30            16

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
  % of Current Balance

i.   Prime Loans               0.31%            0.08%             0.00%          0.07%           0.17%         0.08%
ii.  Non-Prime Loans           0.92%            0.83%             0.34%          0.23%           0.81%         0.38%
iii. Sub-Prime Loans           4.52%            0.62%             0.70%          0.00%           0.68%         0.00%
iv.  Total Loans               0.73%            0.44%             0.18%          0.14%           0.48%         0.21%

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Current Number

i.   Prime Loans               0.24%            0.05%             0.00%          0.05%           0.13%         0.08%
ii.  Non-Prime Loans           0.92%            0.76%             0.30%          0.20%           0.76%         0.43%
iii. Sub-Prime Loans           4.66%            0.72%             0.36%          0.00%           0.72%         0.00%
iv.  Total Loans               0.71%            0.38%             0.14%          0.11%           0.42%         0.23%

Section III.  Collection Period Activity and
                 Current Status

C.   Collections

i.   Simple Interest Contracts

     a.  Interest Collections                              936,790.02
     b.  Principal Collections                           2,686,794.67
ii.  Rule of 78's Contracts

     a.  Interest Collections                                6,389.91
     b.  Principal Collections                              11,822.34
iii. Net Liquidation Proceeds                               91,660.42
iv.  Post Disposition Recoveries                             3,109.00
v.   Rebates of Capitalized Insurance Premiums                   0.00
vi.  Repurchase Amounts
     a.  Interest                                              457.42
     b.  Principal                                          34,351.93

D.   Payaheads

i.   Beginning Payahead Account Balance                      4,585.65
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                      245.85
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                      414.32
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                     -168.47
v.   Ending Payahead Account Balance                         4,417.18

E.   Total Available

i.   Total Interest Collections                            943,637.35
ii.  Total Principal Collections                         2,824,629.36
iii. Collected Funds                                     3,768,266.71
iv.  Reinvestment Income Collected in Spread Account             0.00

F.   Month End Pool Balance

i.   Beginning Pool Balance                             95,874,986.04
ii.  Principal Collections                               2,824,629.36
iii. Realized and Cram-Down Losses                         107,669.59
iv.  Month End Pool Balance                             92,942,687.09

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate

     a.  Prime Receivable @ 1.00%                           40,978.50
     b.  Non-prime Receivables @ 1.50%                      54,443.54
     c.  Sub-prime Receivables @ 2.00%                       5,243.25
     d.  Total Servicing Fee                               100,665.29
     e.  Total Receivables @ 1.25%                          99,869.78
ii.  Base Servicing Fee (less of id. and ie.)               99,869.78
iii. Previous Servicing Fee Shortfall                            0.00
iv.  Additional Servicing Fee                                  795.52
v.   Previous Additional Servicing Fee Shortfall                 0.00
vi.  Total Additional Servicing Fee                            795.52
vii. Supplemental Servicing Fee                             37,037.16
viii.Total Supplemental Servicing Fee                       37,037.16

B.   Surety Fee

i.   Surety Fee Rate                                            0.165%
ii.  Base Surety Fee Due                                    13,182.81
iii. Previous Surety Fee Shortfall                               0.00
iv.  Total Surety Fee Due                                   13,182.81

C.   Bond Interest

                                                                                                 Accrued

                                  Bond                                            Previous     Interest on
                                Interest     Number of Days       Current         Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall     Shortfall     Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             7.02%               30          285,906.97         0.00          0.00         285,906.97
ii.  Class A-2 Notes             7.25%               30          283,970.42         0.00          0.00         283,970.42
iii. Total                       7.13%               30          569,877.39         0.00          0.00         569,877.39

D.   Bond Principal

i.   Beginning Note Balance                              95,874,986.04
ii.  Current Pool Balance                                92,942,687.09
iii. Principal Distributable Amount                       2,932,298.95

E.   Total Required Distributions                         3,615,228.93
F.   Total Available Funds                                3,771,375.71
G.   Required Distribution Shortfall                              0.00
H.   Cash Available in Spread Account                     2,460,057.65
I.   Reserve Account Draw                                         0.00
J.   Payment Provider Commitment                          2,813,066.58
K.   Payment Provider Required Payment Amount                     0.00
L.   Surety Draw                                                  0.00
M.   Insurer Optional Deposit                                     0.00
N.   Total Cash Available for Distributions               3,771,375.71

Section V.  Waterfall for Distributions

A.   Total Available Funds                                3,771,375.71

                                                                                                     Remaining

                                                     Amount             Amount                         Amount
                                                      Due                Paid        Shortfall      Available for
                                                                                                    Distribution

                                               ---------------------------------------------------------------------
B.   Servicing Fee                                  99,869.78          99,869.78          0.00      3,671,505.93
C.   Surety Fee                                     13,182.81          13,182.81          0.00      3,658,323.12
D.   Note Interest                                 569,877.39         569,877.39          0.00      3,088,445.73
E.   Principal Distributable Amount              2,932,298.95       2,932,298.95          0.00        156,146.78
F.   Interest on Unreimbursed Surety Draws               0.00               0.00          0.00        156,146.78
G.   Reimbursement of Previous Surety Draws              0.00               0.00          0.00        156,146.78
H.   Reimbursement of Insurer Optional Deposits          0.00               0.00          0.00        156,146.78
I.   Reserve Deposit                                     0.00               0.00          0.00        156,146.78
J.   Payment of Additional Servicing Fee               795.52             795.52          0.00        155,351.26
K.   Deposit to Certificate Distribution Acct.     155,351.26         155,351.26          0.00              0.00

Section VI.  Bond Reconciliation

                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------
A.  Class A-1 Notes           48,872,986.04       2,932,298.95   45,940,687.09     285,906.97     285,906.97     0.00
B.  Class A-2 Notes           47,002,000.00               0.00   47,002,000.00     283,970.42     283,970.42     0.00
C.  Total                     95,874,986.04       2,932,298.95   92,942,687.09     569,877.39     569,877.39     0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations

     i.   Current Month                                             2.12%
     ii.  Previous Month                                            1.59%
     iii. Second Previous Month                                     2.34%
     iv.  Three-Month Average                                       2.02%
     v.   Previous Three Month Average                              2.05%
     vi.  Second Previous Three Month Average                       2.42%

B.   Has Net Yield Trigger Event Occurred and Is It Continuing?       NO
C.   Has Spread Account Deposit Event Occurred
        (clauses (i) through (iv) or (iv))?                           NO
D.   Has Spread Account Deposit Event Occurred (clause (v))?          NO
E.   Required Spread Account Parameters:
     i.   Spread Account Floor Amount                       2,460,057.65
     ii.  Spread Account Specified Amount                   5,111,847.79
     iii. Spread Account Maximum Amount                     9,294,268.71
     iv.  Spread Account Required Amount                    2,460,057.65


F.   Allocations, Deposits and Reductions of the Spread              Deposit of       Change in     Cash on
        Account and the Payment Provider Commitment                   Cash in          Payment     Deposit in        Payment
                                                                      Spread           Provider     Spread           Provider
                                                                      Account         Commitment    Account         Commitment
                                                                 -------------------------------------------------------------------
i.   Beginning Balance                                                                            2,460,057.65      2,813,066.58
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)           0.00             0.00     2,460,057.65      2,813,066.58
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                    0.00             0.00     2,460,057.65      2,813,066.58
iv.  Deposit to Spread Account from Waterfall                           0.00             0.00     2,460,057.65      2,813,066.58
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured                  0.00             0.00     2,460,057.65      2,813,066.58
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured                 0.00             0.00     2,460,057.65      2,813,066.58
vii. Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Not Occurred or Deemed Cured                 0.00       161,276.44     2,460,057.65      2,651,790.14
viii.Withdrawal from Spread Account for Insurer Optional Deposit        0.00             0.00     2,460,057.65      2,651,790.14
ix.  Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Has Occurred and Not Deemed Cured            0.00             0.00     2,460,057.65      2,651,790.14

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     10.50%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00


Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime Loans            226,063.36      36,969.76         108,615.49      11,790.76        1.1589%
ii.  Non-Prime Loans      1,022,560.56     162,360.25         487,382.93      92,769.83        1.2595%
iii. Sub-Prime Loans        113,586.24           0.00          54,469.13           0.00        1.5504%
iv.  Total Loans          1,362,210.16     199,330.01         650,467.55     104,560.59        1.2201%





 /S/ Harold E. Miller, Jr.                  /S/ Tonya B. Roemer
------------------------------------       -----------------------------------
Harold E. Miller, Jr.                      Tonya B. Roemer
President, C.E.O.                          Vice President